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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 17th, 2004
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation (State or other Jurisdiction of Incorporation)	Commission File Number 000-31257	IRS Employer Identification No. 84-1421844
380 Interlocken Crescent, Broomfield, Colorado 80021 (Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-9200
(Registrant's telephone number, including area code)

Item 5. Other Events

        The company announced today that Mike Gustafson, Senior Vice President of Marketing, will leave the company, effective May 17th, 2004, to pursue other opportunities. Mr. Gustafson has been with the company since 1998, holding leadership roles in both the sales and marketing organizations. During Mr. Gustafson's tenure as Vice President of World Wide Sales and Services and then Senior Vice President of Marketing, McDATA has increased revenues from approximately $344 million in 2001, McDATA's first full year as a public company, to approximately $419 million in 2003. The company appreciates the contributions Mr. Gustafson has made during his years of service and leadership.

        The company has initiated a search for candidates for the role of Vice President of Marketing, and individuals within the marketing team will be taking specific leadership roles until a suitable replacement is found.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Corporate Secretary

Dated: May 17, 2004

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  Item 5. Other Events
SIGNATURE